EXHIBIT 5.1


                                                  October 18, 2004



Chase Manhattan Bank USA,
  National Association
White Clay Center Building 200
Route 273
Newark, Delaware 19801

                       Re:    Chase Issuance Trust
                              --------------------

Ladies and Gentlemen:

            We have acted as counsel for Chase Manhattan Bank USA, National Association, a banking corporation organized under the laws of the United States (the "Bank"), in connection with the filing by the Bank, on behalf of Chase Credit Card Master Trust (the "CUSA Master Trust"), First USA Credit Card Master Trust (the "FUSA Master Trust") and Chase Issuance Trust (the "Issuance Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, Registration No. 333-118423 (the "Registration Statement"), and Amendment No. 1 to the Registration Statement filed by the Bank under the Act, registering (i) notes (the "Notes") to be issued by the Issuance Trust, (ii) a certificate of beneficial interest in the FUSA Master Trust that has been issued by the FUSA Master Trust (the "FUSA Collateral Certificate") and deposited in the Issuance Trust pursuant to the Transfer and Servicing Agreement , dated as of May 1, 2002 (the "Transfer and Servicing Agreement") among the Bank, the Issuance Trust and Wells Fargo Bank Minnesota, National Association as indenture trustee and (iii) a certificate of beneficial interest in the CUSA Master Trust that will be issued by the CUSA Master Trust (the "CUSA Collateral Certificate") and deposited in the Issuance Trust pursuant to the Transfer and Servicing Agreement. The FUSA Collateral Certificate has been issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, by and between the Bank, as transferor and servicer, and The Bank of New York (Delaware), as trustee (the "FUSA Master Trust Trustee"; the "FUSA Pooling and Servicing Agreement"), as supplemented by the Series 2002-CC Supplement to the Pooling and Servicing Agreement, dated as of March 28, 2002, between the Bank, as transferor and servicer, and the FUSA Master Trust Trustee, as trustee (the "FUSA Collateral Supplement") and filed as Exhibits 4.4 and 4.11, respectively, to the Registration Statement. The CUSA Collateral Certificate will be issued pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto dated as of March 31, 2001, as amended by the Second Amendment thereto dated as of March 1, 2002 as amended by the Third Amendment thereto, dated as of July 15, 2004, and as amended by the Fourth Amendment thereto, dated as of October 15, 2004, by and

Chase Manhattan Bank USA,
  National Association                -2-                     October 18, 2004



between the Bank, as transferor and servicer, and The Bank of New York, as trustee (the "CUSA Master Trust Trustee"; the "CUSA Pooling and Servicing Agreement") and filed as Exhibit 4.6 to the Registration Statement, as supplemented by a Series Supplement to the Pooling and Servicing Agreement, substantially in the form filed as Exhibit 4.12 to the Registration Statement, between the Bank, as transferor and servicer, and the CUSA Master Trust Trustee, as trustee (the "CUSA Collateral Supplement"). The Notes will be issued under the Indenture (the "Indenture"), dated as of May 1, 2002, between the Issuance Trust, as issuer, and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee") as supplemented by the Asset Pool One Supplement, dated as of May 1, 2002, to the Indenture between the Issuance Trust, as issuer, and the Indenture Trustee, as indenture trustee and as collateral agent (the "Asset Pool One Supplement"), the CHASESeries Indenture Supplement to the Indenture, dated as of May 1, 2002, between the Issuance Trust as issuer, and the Indenture Trustee as indenture trustee and as collateral agent (the "CHASESeries Supplement") and filed as Exhibits 4.1, 4.2 and 4.3, respectively, to the Registration Statement, and a terms document for each class of Notes, substantially in the forms filed as
Exhibit 4.18 (pertaining to Class A Notes), 4.19 (pertaining to Class B Notes) and 4.20 (pertaining to Class C Notes), respectively, to the Registration Statement between the Issuance Trust and the Indenture Trustee (the "Terms Documents").

            We have examined the Registration Statement, the FUSA Pooling and Servicing Agreement, the FUSA Collateral Supplement, the CUSA Pooling and Servicing Agreement, the form of the CUSA Collateral Supplement which has been filed with the Commission as an exhibit to the Registration Statement, the Transfer and Servicing Agreement, the Indenture, the Asset Pool One Supplement, the CHASESeries Supplement and the forms of Terms Documents which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon oral statements and certificates or comparable documents of public officials and of officers and representatives of the Bank.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

            We also have assumed that each of (i) the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Collateral Supplement is the valid and legally binding obligation of the FUSA Master Trust Trustee, (ii) the CUSA Pooling and Servicing Agreement is the valid and legally binding obligation of the CUSA Master Trust Trustee and

Chase Manhattan Bank USA,
  National Association                -3-                     October 18, 2004


that, at the time of the issuance of the CUSA Collateral Certificate, the CUSA Pooling and Servicing Agreement as supplemented by the CUSA Collateral Supplement will be the valid and legally binding obligation of the CUSA Master Trust Trustee and (iii) the Indenture as supplemented by the Asset Pool One Supplement and the CHASESeries Supplement is the valid and legally binding obligation of the Indenture Trustee and that, at the time of execution, authentication, issuance and delivery of the Notes, the Indenture, as supplemented by the Terms Documents will be the valid and legally binding obligation of the Indenture Trustee.

            We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the CUSA Collateral Certificate, the CUSA Collateral Supplement will have been duly authorized, executed and delivered by the Bank, (2) at the time of execution, authentication, issuance and delivery of the Notes, the Terms Documents will have been duly authorized, executed and delivered by the Issuance Trust, (3) execution, delivery and performance by the Bank of the CUSA Pooling and Servicing Agreement as supplemented by the CUSA Collateral Supplement will not violate the law of Delaware or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (4) execution, delivery and performance by the Issuance Trust of the Indenture as supplemented by the relevant Terms Documents and the Notes will not violate the law of Delaware or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

            Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein we are of the opinion that:

           1. Assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the CUSA Collateral Certificate and related matters by the Board of Directors of the Bank, a duly constituted and acting committee of such Board or duly authorized officers of the Bank (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") and (b) the due execution, authentication, issuance and delivery of the CUSA Collateral Certificate, upon payment of the consideration therefor provided for in the CUSA Collateral Supplement and in the Transfer and Servicing Agreement and otherwise in accordance with the provisions of the CUSA Pooling and Servicing Agreement as supplemented by the CUSA Collateral Supplement, the CUSA Collateral Certificate will be validly issued, fully paid and nonassessable and entitled to the benefits of the CUSA Pooling and Servicing Agreement as supplemented by the CUSA Collateral Supplement.

           2. The FUSA Collateral Certificate has been duly authorized, executed and delivered by the Bank in accordance with the FUSA Pooling and Servicing

Chase Manhattan Bank USA,
  National Association                -4-                     October 18, 2004



      Agreement as supplemented by the FUSA Collateral Supplement and is validly issued, fully paid and nonassessable and entitled to the benefits of the FUSA Pooling and Servicing Agreement as supplemented by the FUSA Collateral Supplement.


            3. When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture as supplemented by the Asset Pool One Supplement, the CHASESeries Supplement and the applicable Terms Document, upon payment of the consideration therefor as provided in the applicable definitive purchase, underwriting or similar agreement, the Notes will constitute valid and legally binding obligations of the Issuance Trust.

            4. The statements set forth in the prospectus contained in the Registration Statement under the caption "Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

            Our opinions set forth above in paragraphs 1, 2 and 3 are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Delaware, we have relied upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof.

            We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the law of the State of Delaware.

            We hereby consent to the filing of this opinion letter as Exhibit
5.1 and Exhibit 8.1 to the Registration Statement and the use of our name under the captions "Legal Matters" and "Tax Matters" in the Prospectus included in the Registration Statement.

                                              Very truly yours,


                                              /s/SIMPSON THACHER & BARTLETT LLP